SERVICE AGREEMENT


  THIS AGREEMENT made this    3    day of  April, 2001, between
  Corporate Ventures Network (hereinafter referred to as "Consultant") with a principal address of 18459 Pines Blvd. #104, Pembroke Pines, Fl. 33029 and Ewebcentral.net, Inc.. (hereinafter referred to as "Company") with a principal address of 1515 University Drive Suite 111C, Coral Springs, Fl. 33071.

  WHEREAS, CONSULTANT is engaged in the business of providing consulting services for corporate development and is a qualified supplier of corporate development consulting services to companies in the community; and,

  WHEREAS, COMPANY is engaged in the business of providing business to business internet services and is a qualified supplier of business internet services to businesses in the community.

  WHEREAS, the parties have determined that it would be to their mutual advantage to cooperate and coordinate certain areas of their business.

  NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, CONSULTANT and COMPANY hereby agree as follows:

  1. SERVICES OF CONSULTANT

  CONSULTANT agrees to provide COMPANY with the following services:

       A. Assist in the implementation of the Company's corporate business plan.

            i. Over see work of in-house accounting

            ii. Input in-house accounting work into a consolidated format using general accepted accounting principles.

            iii. Assist in the development of the corporate financial goals.

            iv. Over see implementation of the corporate financial goals

            v. Prepare work of in-house accounting for CPA firm

            vi. Work with CPA firm to make corporate books ready for audit by a SEC qualified accountant.

            vii. Update and revised corporate business plan as needed.

       B. Assist in the development of Ewebcentral.net's corporate and internet presence

            i. Develop corporate image package to include company logo, business cards, brochures, letterheads and stationery.

            ii. Assist in the development of the company's business to business internet presence.

            iii. Develop internet business to assist
            Ewebcentral.com in the fulfillment of it's business plan.

  2. RESPONSIBILITIES OF CONSULTANT

  All services provided pursuant to this agreement by CONSULTANT will be performed by employees, officers and independent contractors of CONSULTANT. CONSULTANT shall be solely responsible for their compensation and for compliance with government requirements and regulations relating to the operation of its agreement.

  CONSULTANT shall be solely responsible for the training, qualification, skill certification, if any, conduct and work of its employees and officers. However, CONSULTANT assumes no liability for any of its independent contractors.

  3. DUTIES OF COMPANY

  COMPANY agrees to provide CONSULTANT the facilities, amenities, and miscellaneous support and supplies described below, to be used and occupied by CONSULTANT during regular business hours for the purposes listed in paragraph 1.

   The Facilities shall be composed of:

            A. Sufficient interior facilities to be used by CONSULTANT to perform services listed in paragraph 1.

            B. The facilities shall be made available to CONSULTANT at any time during the term of this agreement.
       In the event that unanticipated and/or unavoidable circumstances would require the use, on an infrequent basis, the parties will use their best efforts to communicate a rescheduling .

  Company shall also provide the following amenities and support to CONSULTANT:

            A. The use of photocopying and other office equipment;

            B. Miscellaneous office supplies

            C. Restroom facilities;

            D. Parking for CONSULTANT vehicles;

            E. Cooperation of COMPANY's management.

            F. Office staff to facilitate and assist in furnishing the required corporate information

            G. Miscellaneous equipment as requested by CONSULTANT's personnel.

  4. CHANGES IN APPLICABLE LAW

  In the event that a change in applicable laws, statutes, or regulations of the Department would render this Agreement illegal, or if either party is advised by a written opinion of counsel that the Agreement poses a significant risk that it could be determined to be illegal, following a change in laws, or of their likely implementation, then the parties shall have the right to renegotiate the Agreement to bring into compliance with the law or to terminate the Agreement upon Fifteen (15) days written notice to the other party.

  5. COMPENSATION OF CONSULTANT

  CONSULTANT shall be paid for the services rendered at a Annual Base Rate of $50,000. (Fifty thousand dollars). Payments of $2083.33 (Two thousand eighty three dollars and thirty three cents) shall be due and made on a bimonthly basis on the 15th day of the 30th of the month. Payments shall be made to Charles Childers. If any payments shall not have been paid within ten
  (10) days after it becomes due, Company shall pay a late fee of twenty -five ($25.00) plus interest on any such delinquent payment at the highest rate allowed by law. Base Rate does not include printing, supplies, artwork or logo design.

  6. EXPENSES

  COMPANY will reimburse the Consultant for expenses incurred in the performance of the obligations of the Consultant which expenses include but not necessarily limited to postage, duplication of materials, printing, service fees for distributing the information, pre-approved travel expenses by the Company, long distance charges, conference calls, mailing company presentations etc. The cost bills will be paid upon receipt. If any charges or cost bills shall not have been paid within ten (10) days after it becomes due, Company shall pay a late fee of twenty -five ($25.00) plus interest on any such delinquent payment at the highest rate allowed by law.

  7. REPRESENTATIONS OF THE COMPANY

  The information and documentation provided to the Consultant from the Company concerning the business of the Company shall be updated and kept current by the Company. The Company warrants and represents that he information and material provided is accurate and current until upgraded by the Company. The Company acknowledges that the Consultant is reliant upon the documentation and information provided.

  8. UTILITIES

  COMPANY shall provide adequate incoming and outgoing telephone connections for use by CONSULTANT. COMPANY shall also provide adequate electrical service to operate any equipment required by CONSULTANT to perform duties listed in para. 1.

  9. NOTICES

  All notices to be given hereunder shall be in writing and shall be given either personally or by certified mail, return receipt requested, and directed to the respective party at such party's address as set forth in the first paragraph of this Agreement or to such other address as such party shall give to the other party by notice in accordance with this section. Computation of all applicable time periods for providing notice will begin upon receipt of such notice.

  10. RELATIONSHIP

   The relationship of CONSULTANT to Company shall be that of INDEPENDENT CONTRACTOR, and not that of employer-employee. CONSULTANT shall be free to exercise its independent judgment as to the time and manner in which it may perform the services required under this Agreement, subject to the terms and conditions hereof.

  11. ASSIGNMENT

  This Agreement shall not be assigned in whole or in part by either party, without the express written consent of the other party.

  12. FURTHER ASSURANCES

  Both parties shall execute this instrument and do such further acts as may be necessary to carry out the intent and purpose of this Agreement.

  13. GENDER

  Whenever the context may require any pronouns to be used in this Agreement, it shall include the corresponding masculine, feminine, or neuter forms, and the singular form for nouns and pronouns shall include the plural and vice versa.

   14. INDEMNIFICATION

   Each party to this Agreement agrees to indemnify and hold harmless against any and a claims, damages, expenses and costs, including, without limitation, extra contractual damages, court costs, attorneys fees, punitive and exemplary damages resulting from arising out of its acts or omissions under this Agreement, or the acts or omissions their respective employers or independent contractors.

   15. ATTORNEY'S FEES

   In the event a default or breach of this Agreement occurs by either party in observance or performance of any term or covenant of this agreement, the prevailing party shall indemnified by the other party for all expenses or obligations, including, but not limit to, reasonable attorney's fees and cost incurred in the instituting, prosecuting, appealing or defending of any action or proceeding related to such default or breach of contract.

   16. TERM

   This Agreement shall remain in force for a period of One (1) year from the Effective Date, unless otherwise terminated in accordance with its terms. This Agreement shall be automatically renewed for an additional one year term unless either party notified the other party of its intent to cancel within (30) days of the end of the initial terms any subsequent term under this section. Either party may terminate this agreement with or without cause, upon (30) days prior written notice to the other party. Said notice must be served either personally or by certified mail, return receipt request postage prepaid.

    17. ENTIRE AGREEMENT, MODIFICATION, WAIVERS

  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes prior and contemporaneous agreement (except those contemplated hereunder), understandings, negotiations and discussions whether oral or written, of the parties and there are no warranties, representations agreements between the parties in connection with the subject matter hereof, except set forth or referred to herein. No supplement modification of waiver of termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

  18. SEVERABILITY

  The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word of any provision of attachment to this Agreement, shall not affect the validity or enforceability of the remaining portions of the Agreement.

  19. AUTHORITY TO CONTRACT

  Each party to this Agreement represents and warrants that he or it, as the case may be, is authorized to enter this Agreement and to be bound by the terms of it.

  20. CONSTRUCTION

  This Agreement shall be governed by construed in accordance with the laws of the State of Florida, and the State of Florida, and the regulations promulgated by the Department of Professional
  Regulation of the State of Florida.

  IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year set forth in the first paragraph of this Agreement above.



  /s/ Guy Lindley             /s/ Charles Childers
__________________________    ___________________________
  Ewebcentral.net, Inc.         Corporate Ventures Network
  Guy Lindley - President       Charles Childers - President


  __________________________    ___________________________
  Witness                               Witness